Exhibit 99.1

GSAMP 2005-S2 -- New Issue Announcement (external)
$439 mm approx
Lead Manager: Goldman Sachs    Co-Manager: WaMu CC

Class  Fit/Mdys  Size(mm) Cr.Spt  AVL(y) Fix/Flt Prin.Wind    Guidance
A      AAA/Aaa   325.585  30.95%  1.10   Flting  06/05-01/08  1mL+17a
M1     AA+/Aa2    40.223  21.95%  4.92   Flting  06/09-06/10  1mL+45a
M2     A+/A2      29.274  15.40%  4.11   Flting  09/08-06/10  1mL+67a
M3     A/A3       11.396  12.85%  3.87   Flting  07/08-06/10  1mL+72a
M4     A-/Baa1     8.492  10.95%  3.80   Fixed   06/08-06/10  S+155a
B1     BBB+/Baa2   8.715   9.00%  3.75   Fixed   05/08-06/10  S+165a
B2     BBB/Baa3    8.938   7.00%  3.70   Fixed   04/08-06/10  S+210a
B3     BBB-/Ba1    6.704   5.50%  3.67   Fixed   03/08-06/10  S+hi 500's

Intex Preprice
Deal name: GSA05S02; Password: K3XU
Debt termsheet -- attached
Expected pricing -- late w/o April 25 / Early w/o May 2 Expected settlement -- May 13

Syndicate Contacts
N America: Bunty Bohra, Scott Wisenbaker, Terry Moore & Tony Kim
Europe: Mitch Resnick
Asia: Omar Chaudhary


Disclaimer:
This material has been prepared specifically for you and contains indicative terms only. All material contained herein, including proposed terms and conditions are for discussion purposes only. Finalized terms and conditions are subject to further discussion and negotiation. Goldman Sachs shall have no
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federal income tax benefits, without Goldman Sachs imposing any limitation of any kind.
[[GSAMP 2005-S2 Termsheet.pdf]]